Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
InPoint Commercial Real Estate Income, Inc.:

We consent to the incorporation of our report dated March 11, 2020, in the annual report on Form 10-K of InPoint Commercial Real Estate Income, Inc. into the registration statement (No. 333-230465) on Form S-11 and the related prospectus of InPoint Commercial Real Estate Income, Inc. and to the reference to our firm under the heading “Experts” therein.

/s/ KPMG LLP

Chicago, Illinois

March 11, 2020